Exhibit 99.1

15 West 6th Street, Suite 900 · Tulsa, Oklahoma 74119 · (918) 513-4570 · Fax: (918) 513-4571

Laredo Petroleum Announces Early Tender of Over 95% of its 5 5/8% Senior Notes due 2022

and Over 85% of its 6 1/4% Senior Notes due 2023

TULSA, OK – January 17, 2020 – Laredo Petroleum, Inc., a Delaware corporation (NYSE: LPI) (“Laredo” or the “Company”), announced today the early tender results of its previously announced tender offers (the “Tender Offers”) to purchase (i) any or all of its outstanding $450.0 million aggregate principal amount of 5 5/8% senior unsecured notes due 2022 (the “2022 Notes”) and (ii) any or all of its outstanding $350.0 million aggregate principal amount of 6 1/4% senior unsecured notes due 2023 (the “2023 Notes” and, together with its 2022 Notes, the “Existing Notes”).

According to information provided by Global Bondholder Services Corporation (“GBS”), as of 5:00 p.m., New York City time, on January 17, 2020 (the “Consent Date”), holders of the 2022 Notes and holders of the 2023 Notes had validly tendered (and not validly withdrawn) the aggregate principal amount of Existing Notes set forth in the table below. Based on the tenders received, the Company has received the requisite consents to the proposed amendments described below.

Pursuant to the terms of the Tender Offers, the Company expects to accept for payment all Existing Notes tendered on or prior to the Consent Date, and each holder who validly tendered Existing Notes and delivered consents to the proposed amendments prior to the Consent Date (and did not validly withdraw) will receive the early tender premium, which is included in the total consideration below, plus accrued and unpaid interest.

Title of Notes	Aggregate Outstanding	Principal Amount Tendered by Consent Date	Tender Offer Consideration(1)	Early Tender Premium(1)	Total Consideration(1)(2)
5 5/8% Senior Notes due 2022	$450,000,000	$428,858,000	$956.30	$50.00	$1,006.30
6 1/4% Senior Notes due 2023	$350,000,000	$299,392,000	$965.63	$50.00	$1,015.63

(1)	Per $1,000 principal amount of Existing Notes validly tendered (and not validly withdrawn) and accepted for purchase by the Company.

(2)	Includes the early tender premium for Existing Notes validly tendered (and not validly withdrawn) prior to the Consent Date and accepted for purchase by the Company.

As of the Consent Date, the Company had received consents to the adoption of the proposed amendments to the indenture governing the 2022 Notes and the indenture governing the 2023 Notes, respectively, to (x) eliminate substantially all of the restrictive covenants and certain events of default and related provisions contained in such indentures and (y) reduce from 30 days to 3 business days the advance notice period for optional redemptions contained in such indentures (collectively, the “Proposed Amendments”) from holders of (i) approximately 95% of the outstanding principal amount of the 2022 Notes not owned by the Company or its affiliates and (ii) approximately 85% of the outstanding principal amount of the 2023 Notes not owned by the Company or its affiliates. The Proposed Amendments for each series of the Existing Notes will become operative immediately after the tendered Existing Notes are accepted for purchase. In addition, the Company intends to deliver notices of redemption to holders of the remaining Existing Notes on January 24, 2020, in which case (i) any remaining 2022 Notes not tendered prior to 5:00 p.m. on January 17, 2020 will be redeemed on January 29, 2020 (the “2022 Redemption Date”) at a redemption price of 100.000% of the principal amount thereof, plus accrued and unpaid interest on the 2022 Notes redeemed up to, but not including, the 2022 Redemption Date and (ii) any remaining 2023 Notes not tendered prior to 12:01 a.m. on February 4, 2020 will be redeemed on March 15, 2020 (the “2023 Redemption Date”) at a redemption price of 101.563% of the principal amount thereof, plus accrued and unpaid interest on the 2023 Notes redeemed up to, but not including, the 2023 Redemption Date.

The Company has engaged BofA Securities to act as dealer manager in connection with the Tender Offers and has appointed GBS to serve as the depositary and information agent for the Tender Offers.

For additional information regarding the terms of the Tender Offers, please contact BofA Securities at 888.292.0070 (toll-free) or 980.388.0539 (collect). Questions regarding the Tender Offers should be directed to GBS at 212.430.3774 (banks and brokers) or 866.470.3700 (all others).

The full terms and conditions of each Tender Offer are described in the Offer to Purchase and Consent Solicitation Statement for the applicable series of Existing Notes, dated January 6, 2020 (each an “Offer to Purchase and Consent Solicitation”), and the accompanying Consent and Letter of Transmittal with respect to such series of Existing Notes. Each Tender Offer and Consent Solicitation will expire at 12:01 a.m., New York City time, on February 4, 2020, unless either Tender Offer is extended or earlier terminated by the Company or, in the case of the 2022 Notes, all such notes are earlier redeemed (such date and time, as it may be extended, the “Expiration Date”). Holders of the applicable series of Existing Notes are encouraged to read these documents, as they contain important information regarding the applicable Tender Offer and Consent Solicitation. These documents are available at http://www.gbsc-usa.com/Laredo/ and may also be obtained by contacting GBS by telephone.

None of the Company, its board of directors, the dealer manager, GBS or the trustee for the Existing Notes, or any of their respective affiliates, is making any recommendation as to whether holders should tender any Existing Notes in response to the Tender Offers. Holders must make their own decision as to whether to tender any of their Existing Notes and, if so, the principal amount of Existing Notes to tender.

This press release is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consents with respect to any series of the Existing Notes. The Tender Offers have been made solely pursuant to the applicable Offers to Purchase and Consent Solicitation and the related Consents and Letters of Transmittal.

About Laredo

Laredo Petroleum, Inc. is an independent energy company with headquarters in Tulsa, Oklahoma. Laredo’s business strategy is focused on the acquisition, exploration and development of oil and natural gas properties, primarily in the Permian Basin of West Texas.

Forward-Looking Statements

This press release and any oral statements made regarding the subject of this release contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, that address activities that Laredo assumes, plans, expects, believes, intends, projects, indicates, enables, transforms, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. The forward-looking statements involve risks and uncertainties, including, among others, that the Company’s business plans may change as circumstances warrant and that the Existing Notes may not be purchased because of general market conditions or other factors. General risks relating to Laredo include, but are not limited to, the decline in prices of oil, natural gas liquids and natural gas and the related impact to financial statements as a result of asset impairments and revisions to reserve estimates, the increase in service and supply costs, tariffs on steel, pipeline transportation constraints in the Permian Basin, hedging activities, possible impacts of litigation and regulations, the suspension or discontinuance of share repurchases at any time and other factors, including those and other risks described in its Annual Report on Form 10-K for the year ended December 31, 2018, Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 and those set forth from time to time in other filings with the Securities and Exchange Commission (“SEC”). These documents are available through Laredo’s website at www.laredopetro.com under the tab “Investor Relations” or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (“EDGAR”) at www.sec.gov. Any of these factors could cause Laredo’s actual results and plans to differ materially from those in the forward-looking statements. Therefore, Laredo can give no assurance that its future results will be as estimated. Laredo does not intend to, and disclaims any obligation to, update or revise any forward-looking statement.

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Contact:

Ron Hagood: (918) 858-5504 – RHagood@laredopetro.com

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